SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2013

AIRWARE LABS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-54730	98-0665018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

c/o Jeffrey Rassas

8399 E. Indian School Rd., Suite 202

Scottsdale, AZ 85251

Tel. 480-463-4246

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

c/o Delaware Intercorp, Inc.

113 Barksdale Professional Center

Newark, DE 19711

Tel. 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AIRWARE LABS CORP.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Re-Purchase Agreement Entered Into as a Condition of Settlement of a Lawsuit

On January 22, 2013, David Dolezal (“Mr. Dolezal”), a former officer and director of Airware Labs Corp. (the “Company”), filed a Complaint against the Company in the Superior Court of Arizona in Maricopa County, Case No. CV2013-004194 (the “Lawsuit”), with regard to allegedly unpaid wages from Airware Labs Corp. Mr. Dolezal sought monetary damages for his claims. On December 11, 2013, the Parties filed a Stipulation for Dismissal with the Superior Court. The Superior Court dismissed the Lawsuit with prejudice by signed order on December 18, 2013.

On December 18, 2013, as a condition of settlement of the Lawsuit, three entities affiliated with Mr. Dolezal entered into a Share Re-Purchase Agreement (the “Agreement”) pursuant to which the Company repurchased a total number of 6,017,622 shares of the common stock of the Company.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, and may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Share Re-Purchase Agreement by and among Airware Labs Corp. and DCI, LLC, Technoflex, LLC, and Viadox, LLC dated December 5, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRWARE LABS CORP.
Date: December 23, 2013	By:	/s/ Jeffrey Rassas
Jeffrey Rassas
Chief Executive Officer